As filed with the Securities and Exchange Commission on March 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alarum Technologies Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 HaArba’a Street, Tel Aviv, 6473926 Israel

(Address of Principal Executive Offices)

Alarum Technologies Ltd. Amended and Restated Global Incentive Plan

(Full title of the plan)

NetNut Networks Inc.

4607 Library Rd Ste 220 #1067

Bethel Park, PA 15102

973-506-8810

(Name, address and telephone number of agent for service)

COPIES TO:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212)-660-5000	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan & Worcester Tel Aviv (Har-Even & Co) 28 HaArba’a St. Tel Aviv 6473925, Israel (972) 74-7580-480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8, or the Registration Statement, is to register 4,000,000 additional Ordinary Shares of Alarum Technologies Ltd., or the Registrant, to be reserved for issuance under the Alarum Technologies Ltd. Amended and Restated Global Incentive Plan, or the Plan, which are in addition to the 5,000,000 Ordinary Shares under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the Commission, on September 19, 2023 (Commission File No. 333-274585), the 1,500,000 Ordinary Shares under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on September 23, 2022 (Commission File No. 333-267586), the 2,700,000 Ordinary Shares (such number reflecting the 40:1 reverse split of the Registrant effected on October 15, 2021) under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on August 12, 2021 (Commission File No. 333-258744), the 1,000,000 Ordinary Shares (such number reflecting the 40:1 reverse split of the Registrant effected on October 15, 2021) under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on November 17, 2020 (Commission File No. 333-250138), the 2,200,000 Ordinary Shares (such number reflecting the 40:1 reverse split of the Registrant effected on October 15, 2021) under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on June 18, 2020 (Commission File No. 333-239249), and the 48,661 Ordinary Shares (such number reflecting the 20:1 reverse split of the Registrant effected on October 21, 2019 and the 40:1 reverse split of the Registrant effected on October 15, 2021) under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on August 29, 2019 (Commission File No. 333-233510), or, collectively, the Prior Registration Statements.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

The increase in the number of Ordinary Shares authorized for issuance under the Plan was approved by the board of directors of the Registrant with effect from March 19, 2025.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended, or the Securities Act, in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025;

(b)	The Registrant’s reports of foreign private issuer on Form 6-K furnished to the Commission on March 20, 2025 and March 20, 2025; and

(c)	The description of the Registrant’s Ordinary Shares and ADSs contained in the Registrant’s registration statement on Form 8-A (File No. 001-38610), filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as amended by Exhibit 2.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Association of Alarum Technologies Ltd. (filed as Exhibit 99.1 to Form 6-K (File No. 001-38610) filed on August 29, 2023, and incorporated herein by reference).

5.1	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.)

23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.

23.2	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page).

99.1	The Alarum Technologies Ltd. Amended and Restated Global Incentive Plan (filed as Exhibit 99.1 to Form 6-K (File No. 001-38610) filed on September 23, 2022, and incorporated herein by reference).

99.2	The Amended and Restated U.S. Addendum to the Alarum Technologies Ltd. Amended and Restated Global Incentive Plan (filed as Exhibit 99.2. to Form 6-K (File No. 001-38610) filed on September 23, 2022, and incorporated herein by reference).

99.3	U.S. Sub-Plan to the Alarum Technologies Ltd. Amended and Restated Global Incentive Plan (filed as Exhibit 99.2 to Form 6-K (File No. 001-38610) filed on September 23, 2022, and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on March 20, 2025.

ALARUM TECHNOLOGIES LTD.

By:	/s/ Shachar Daniel
	Name:	Shachar Daniel
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alarum Technologies Ltd. hereby constitute and appoint each of Shachar Daniel and Shai Avnit, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shachar Daniel	Chief Executive Officer, Director	March 20, 2025
Shachar Daniel	(Principal Executive Officer)

/s/ Shai Avnit	Chief Financial Officer	March 20, 2025
Shai Avnit	(Principal Financial and Accounting Officer)

/s/ Chen Katz	Director, Chairman of the Board of Directors	March 20, 2025
Chen Katz

/s/ Yehuda Halfon	Director	March 20, 2025
Yehuda Halfon

/s/ Rakefet Remigolski	Director	March 20, 2025
Rakefet Remigolski

/s/ Avi Rubinstein	Director	March 20, 2025
Avi Rubinstein

/s/ Moshe Tal	Director	March 20, 2025
Moshe Tal

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned the duly authorized representative in the United States of Alarum Technologies Ltd., has signed this Registration Statement on Form S-8 on March 20, 2025.

NetNut Networks Inc.

/s/ Shai Avnit
Shai Avnit, Director

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